UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 20, 2012

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 20, 2012, Rockwood Holdings, Inc. (the “Company”), as guarantor, Rockwood Specialties Group, Inc. (“RSGI”), an indirect wholly-owned subsidiary of the Company and each of RSGI’s existing domestic subsidiaries that is a guarantor under RSGI’s senior secured credit facilities (the “Subsidiary Guarantors”), entered into an Underwriting Agreement (the “Underwriting Agreement”), dated as of September 20, 2012, with Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and UBS Securities LLC (the “Representatives”, and together with the other underwriters named in Schedule A thereto, the “Underwriters”) with respect to the RSGI’s sale of $1,250,000,000 aggregate principal amount of 4.625% Senior Notes due 2020 (the “Notes”).  Settlement for the offering of the Notes is expected to occur on September 25, 2012.  The net proceeds from the offering of the Notes will be used prepay $250.0 million of the Company’s term loan B, and to fund general corporate purposes, which may include, among other things, strategic investments and acquisitions, capital expenditures and additional repayment of other debt.

The sale of the Notes was made pursuant to the Company’s, RSGI’s and the Subsidiary Guarantors’ Registration Statement on Form S-3 (Registration No. 333-183959) (the “Registration Statement”), including a prospectus supplement dated September 20, 2012 (the “Prospectus Supplement”) to the prospectus contained therein dated September 18, 2012 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, and a free writing prospectus dated September 20, 2012, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 433 under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

KKR Capital Markets LLC acted as an Underwriter for the Notes offering.  As of December 31, 2011, affiliates of KKR Capital Markets LLC controlled approximately 10.3%, of the Company’s issued and oustanding common stock.  Affiliates of KKR Capital Markets LLC have provided financing commitments to RSGI in connection with a term loan facility and KKR Capital Markets LLC has provided financing commitments to the Company’s Titantium Dioixide Pigments venture under its term facility.

Certain of the Underwriters or their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses.  The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

ITEM 8.01                                       OTHER EVENTS.

In connection with the offering by RSGI of the Notes, as described in response to Item 1.01 of this Current Report on Form 8-K, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement, the Base Prospectus and/or the Prospectus Supplement: (i) the Underwriting Agreement (Exhibit 1.1 hereto), (ii) the opinions of counsel with respect to the validity of the Notes sold in the offering (Exhibits 5.1, 5.2 and 5.3 hereto) and (iii) certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 hereto).

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary	Dated: September 24, 2012

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of September 20, 2012, among the Company, RSGI, the Subsidiary Guarantors, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and UBS Securities LLC and the other underwriters named therein

5.1	Opinion of Simpson Thacher & Bartlett LLP

5.2	Opinion of Andrews Kurth LLP

5.3	Opinion of McGuire Woods LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

23.2	Consent of Andrews Kurth LLP (included as part of Exhibit 5.2)

23.3	Consent of McGuire Woods LLP (included as part of Exhibit 5.3)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333- 183959).